EXHIBIT 24.1
JOINT FILING AGREEMENT
November 15, 2006
     Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
     IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Highland Credit Strategies Fund

By:		James Dondero

Name: James Dondero
Title: President

Prospect Street High Income Portfolio Inc.

By:		James Dondero

Name: James Dondero
Title: President

Highland Capital Management, L.P.

By:	Strand Advisors, Inc., its general partner

	By:	James Dondero

Name: James Dondero
Title: President

Strand Advisors, Inc.

By:		James Dondero

Name: James Dondero
Title: President

James Dondero

By:		James Dondero

Name: James Dondero

Prospect Street Income Shares

By:		James Dondero

Name: James Dondero
Title: President